                            STOCK PURCHASE AGREEMENT

                                     Among

                                 FISERV, INC.,

                    THE STOCKHOLDERS NAMED IN ANNEX I HERETO

                                      and

                          INFORMATION TECHNOLOGY, INC.











                           Dated as of April 6, 1995

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I  PURCHASE OF SHARES, PURCHASE PRICE,
               CLOSING, ETC. . . . . . . . . . . . . . . . . . . . . . . . .   1

     SECTION 1.01   Purchase of Shares . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.02   Purchase Price . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.03   Closing  . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.04   Payments to Sellers on the Closing Date  . . . . . . . .   3
     SECTION 1.05   Allocation Among Sellers . . . . . . . . . . . . . . . .   3
     SECTION 1.06   No Fractional Shares . . . . . . . . . . . . . . . . . .   3
     SECTION 1.07   Purchase Price Adjustment  . . . . . . . . . . . . . . .   3

ARTICLE II  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .   4

     SECTION 2.01   Representations and Warranties of the Principal
                    Stockholders with Respect to the Company . . . . . . . .   4
     SECTION 2.02   Representations and Warranties by Sellers. . . . . . . .  16
     SECTION 2.03   Representations and Warranties by FIserv . . . . . . . .  18

ARTICLE III  ADDITIONAL COVENANTS AND AGREEMENTS . . . . . . . . . . . . . .  21

     SECTION 3.01   Conduct of Business. . . . . . . . . . . . . . . . . . .  21
     SECTION 3.02   Access to Information by FIserv. . . . . . . . . . . . .  21
     SECTION 3.03   Confidentiality. . . . . . . . . . . . . . . . . . . . .  22
     SECTION 3.04   Non-Assignable Licenses, Leases and Contracts. . . . . .  23
     SECTION 3.05   Non-Competition. . . . . . . . . . . . . . . . . . . . .  24
     SECTION 3.06   Tax Election . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 3.07   Registration Statement . . . . . . . . . . . . . . . . .  25
     SECTION 3.08   HSR Act Filings. . . . . . . . . . . . . . . . . . . . .  25
     SECTION 3.09   Exchange Act Filings . . . . . . . . . . . . . . . . . .  25

ARTICLE IV  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .  25

     SECTION 4.01   Conditions Precedent to the Obligations
                    of FIserv. . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 4.02   Conditions Precedent to the Obligations
                    of Sellers . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE V SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION 29

     SECTION 5.01   Survival . . . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 5.02   Indemnification for Taxes. . . . . . . . . . . . . . . .  30
     SECTION 5.03   General Indemnity. . . . . . . . . . . . . . . . . . . .  31
     SECTION 5.04   Third Party Claims . . . . . . . . . . . . . . . . . . .  32
     SECTION 5.05   Limitation on Indemnities. . . . . . . . . . . . . . . .  33
     SECTION 5.06   Securities Act Indemnification . . . . . . . . . . . . .  34

ARTICLE VI  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . .  37

     SECTION 6.01   Further Assurances . . . . . . . . . . . . . . . . . . .  37
     SECTION 6.02   Books and Records. . . . . . . . . . . . . . . . . . . .  37
     SECTION 6.03   Preparation of Income Tax Returns and
                    Payment of Taxes . . . . . . . . . . . . . . . . . . . .  38


ARTICLE VII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  39

     SECTION 7.01   Termination. . . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 7.02   Effect of Termination. . . . . . . . . . . . . . . . . .  39
     SECTION 7.03   Expenses, etc. . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 7.04   Execution in Counterparts. . . . . . . . . . . . . . . .  39
     SECTION 7.05   Notices. . . . . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 7.06   Waivers. . . . . . . . . . . . . . . . . . . . . . . . .  41
     SECTION 7.07   Amendments, Supplements, etc.  . . . . . . . . . . . . .  42
     SECTION 7.08   Entire Agreement . . . . . . . . . . . . . . . . . . . .  42
     SECTION 7.09   Applicable Law . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 7.10   Binding Effect, Benefits . . . . . . . . . . . . . . . .  42
     SECTION 7.11   Assignability. . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 7.12   Disclosure Schedule. . . . . . . . . . . . . . . . . . .  43
     SECTION 7.13   Public Announcements . . . . . . . . . . . . . . . . . .  43
     SECTION 7.14   Invalid Provisions . . . . . . . . . . . . . . . . . . .  43

TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                               INDEX TO EXHIBITS

Exhibit                      Description


   A      Form of Registration Rights Agreement

   B      Form of Opinion for Sellers

   C      Required Consents

   D      Form of Opinion for FIserv

          STOCK PURCHASE AGREEMENT dated as of April 6, 1995 among FISERV, INC., a Wisconsin corporation ("FIserv"), THE STOCKHOLDERS NAMED IN ANNEX I HERETO (individually, a "Seller", and collectively, the "Sellers"), and INFORMATION TECHNOLOGY, INC., a Nebraska corporation (the "Company").

          WHEREAS, the Company is engaged in the business of developing, licensing and maintenance of computer software used by financial institutions and the sale of related computer equipment; and

          WHEREAS, Sellers own all the issued and outstanding shares of capital stock of the Company, consisting of 20,000 shares of Common Stock, $.50 par value ("Common Stock"), as set forth in Annex I hereto; and

          WHEREAS, Sellers desire to sell to FIserv, and FIserv wishes to acquire from Sellers, all the issued and outstanding shares of Common Stock of the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:


                                   ARTICLE I

               PURCHASE OF SHARES, PURCHASE PRICE, CLOSING, ETC.


          SECTION 1.01 Purchase of Shares. Subject to the terms and conditions hereof, Sellers hereby agree to sell to FIserv, and FIserv agrees to buy from Sellers, an aggregate 20,000 shares of Common Stock of the Company, being all the issued and outstanding shares of Common Stock of the Company, there being no other class of capital stock of the Company authorized or issued and outstanding. On the Closing Date (as hereinafter defined) Sellers shall sell, transfer and deliver to FIserv certificates evidencing an aggregate of 20,000 shares of Common Stock, being all the shares of Common Stock owned by Sellers, with all requisite stock transfer tax stamps affixed, and the certificates to be duly endorsed or accompanied by appropriate stock transfer powers duly executed to FIserv. All the shares of Common Stock owned by Sellers are hereinafter referred to as the "Shares".

          SECTION 1.02 Purchase Price. (a) Subject to adjustment as provided in Section 1.07 hereof, the aggregate purchase price for the Shares (the "Purchase Price") shall be $373,104,261, payable as follows:

               (i)  the number of shares of the Common Stock, $.01 par value, of
          FIserv ("FIserv Common Stock") determined  by dividing    $124,368,087
          by the FIserv Share Value (as hereinafter defined); and

               (ii) cash in the amount of $248,736,174.

          (b) As used in this Agreement, the "FIserv Share Value" will be determined as follows:

               (i) if the Market Price of FIserv Common Stock on the Closing Date is not more than $1.50 above, and not more than $1.50 below, the Market Price of the FIserv Common Stock on the date hereof, then the FIserv Share Value will be the Market Price of FIserv Common Stock on the Closing Date;

               (ii) if the Market Price of FIserv Common Stock on the Closing Date is more than $1.50 above the Market Price of the FIserv Common Stock on the date hereof, then the FIserv Share Value will be the greater of (A) the sum of the Market Price of the FIserv Common Stock as of the date hereof plus $1.50, or (B) the product obtained by multiplying the Market Price of the FIserv Common Stock as of the Closing Date by .925; and

               (iii) if the Market Price of FIserv Common Stock on the Closing Date is more than $1.50 below the Market Price of the FIserv Common Stock on the date hereof, then the FIserv Share Value will be the lesser of (A) the difference between the Market Price of the FIserv Common Stock as of the date hereof and $1.50, or (B) the product obtained by multiplying the Market Price of the FIserv Common Stock on the Closing Date by 1.075.

          (c) As used in this Agreement, the "Market Price" for FIserv Common Stock shall be the average of the last sale price per share for FIserv Common Stock on the National Market System as reported by NASDAQ (as reported in The Wall Street Journal, or if not reported therein, another authoritative source) on the last 15 trading days ending on the day prior to the date of this Agreement or the Closing Date, as the case may be.

          SECTION 1.03 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of FIserv, Inc., 255 FIserv Drive, Brookfield, WI 53045, on a date no sooner than 45 days after the date hereof or immediately following the expiration of the requisite waiting periods under the HSR Act and the effectiveness of the Registration Statement to be filed pursuant to Section 3.07 hereof, if later, or at such other place or at such other date as Sellers and FIserv may mutually agree (such date and effective time of Clos ing is herein called the "Closing Date"); it being understood and agreed, however, that for all purposes relating to Taxes (as that term is hereinafter defined) the Closing shall be deemed effective as of the close of business on the Closing Date.

          SECTION 1.04 Payments to Sellers on the Closing Date. On the Closing Date, in full consideration for the sale, conveyance, transfer and delivery to FIserv of all the Shares, FIserv shall pay to Sellers (a) by wire transfer of immediately available funds the cash portion of the Purchase Price, without interest, and (b) by delivery of stock certificates evidencing the number of shares of FIserv Common Stock determined in accordance with Section 1.02(a).

          SECTION 1.05 Allocation Among Sellers. Those Sellers who are not identified as a principal stockholder in Annex I hereto (those who are so designated are referred to herein as the "Principal Stockholders") shall receive their pro rata portion of the Purchase Price in cash only. The remaining cash portion of the Purchase Price and all shares of the FIserv Common Stock received shall be allocated (pro rata in accordance with the number of Shares owned) among the Principal Stockholders.

          SECTION 1.06 No Fractional Shares. No certificate or scrip representing fractional shares of FIserv Common Stock shall be issued upon the surrender for exchange of certificates, and no dividend, stock split or interest shall relate to any such fractional shares. In lieu of any fractional share of FIserv Common Stock being issued, such fractional share will be rounded down to the nearest whole share of FIserv Common Stock and cash shall be paid to the Sellers in respect of such fractional share based on the FIserv Share Value.

          SECTION 1.07 Purchase Price Adjustment. Promptly following the Closing and, in any event not later than 30 days thereafter, the Company shall prepare a statement of the assets and liabilities of the Company at and as of the Closing Date, such statement to be prepared on the same basis as the Company Financial Statements, with allocations to be made on the basis of the number of days in a month if the Closing shall not occur at a month end. If the net worth (assets minus liabilities) of the Company as set forth in such statement shall exceed the sum of $5,000,000, the amount of such difference shall be an addition to the Purchase Price and FIserv shall promptly pay the amount of such addition to the Principal Stockholders. If the net worth of the Company as set forth in such statement shall be less than $5,000,000, the Purchase Price shall be reduced by the amount of such difference and the Principal Stockholders shall promptly repay the amount of such reduction to FIserv. Any addition to or reduction of the Purchase Price shall be paid in cash and shall be treated as allocable, pro rata, solely among the Principal Stockholders and shall not affect in any manner the amount received by the other Sellers for their Shares. In the event that the parties shall disagree with respect to the net worth of the Company following preparation of the statement referred to above by the Company, then Coopers & Lybrand L.L.P. shall conduct an audit of the assets and liabilities of the Company at and as of the Closing Date, such audit to be conducted on the same basis as the Company Financial Statements, and the foregoing provisions shall apply with respect to the results of such audit.



                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


          SECTION 2.01 Representations and Warranties of Principal Stockholders with Respect to the Company. Except as otherwise set forth in the Disclosure Schedule (the "Disclosure Schedule"), the Principal Stockholders, jointly and severally, represent and warrant to, and agree with, FIserv as follows:

          a) Organization and Qualification, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, has corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in those jurisdictions set forth in the Disclosure Schedule. To the knowledge of the Principal Stockholders the Company has not failed to qualify to do business in any jurisdiction where the Company is required to qualify and where the failure to so qualify would have a Material Adverse Effect (as hereinafter defined). The copies of the Compa ny's Articles of Incorporation and By-Laws, as amended to date, which have been delivered to FIserv are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.

          "Material Adverse Effect" for purposes of this Agreement when used with respect to any party means any change in, or effect on, or, if stated to be in the aggregate, series of changes in, or effects on, the business of such party as currently conducted by such party that results in the incurrence of damages or liability equal to or in excess of $100,000.

          (b) Capital Stock. The authorized capital stock of the Company consists of 20,000 shares of Company Common Stock of which as of the date hereof 20,000 shares of Company Common Stock are validly issued and out-standing, fully paid and nonassessable, all of which are held of record by the Sellers and no shares of Company Common Stock are in the treasury of the Company. As of the date hereof the Company has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company, any shares of its capital stock and no securities or obligations evidencing any such rights are outstand-ing. The Company hereby waives the provisions of Article VIII of the Articles of Incorporation of the Company.

          (c) Subsidiaries. The Company does not own of record or beneficial-ly, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or
     (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

          (d) Authority Relative to Agreement. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contem plated on the part of the Company hereby. The execution and delivery by the Company of this Agreement and the consumma-tion by the Company of the transactions contemplated hereby have been duly authorized by its Board of Directors. No other corporate proceedings on the part of the Company are necessary to authorize the execution and deliv-ery of this Agreement by the Company or the consummation by the Company of the transactions contem plated hereby. This Agree ment has been duly executed and delivered by the Company and, assuming the due authori zation, execution and delivery of this Agreement by the other parties hereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (e) Non-Contravention. The execution and delivery of this Agreement by the Company do not and the consummation by the Company of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of the Company, (ii) to the knowledge of the Principal Stockholders, (a) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obliga-tion under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of the Company pursuant to any provision of, any material mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which the Company is a party or by which any of its assets is bound, (b) violate or conflict with any other material restriction of any kind or character to which the Company is subject or by which any of its assets may be bound, or (c) constitute an event permitting termination of any such material mortgage, lien, lease, agreement, license or instrument to which the Company is a party or (iii) to the knowledge of the Principal Stockholders, violate any law, ordinance or regulation to which the Company is subject.

          (f) Government Approvals. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except (i) for filings with the Federal Trade Commission (the "Commission") and the Antitrust Division of the Department of Justice (the "Antitrust Division") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the termination of the requisite waiting period thereunder, (ii) as may be necessary as a result of any facts or circumstances relating solely to FIserv or (iii) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby.

          (g) Financial Statements. The Company has previously furnished FIserv with true and complete copies of the audited balance sheets of the Company as of December 31, 1993 and 1994, and the related audited state-ments of income, retained earnings and cash flows for the years then ended, certified by Coopers & Lybrand L.L.P., the independent accountants of the Company (the "Company Financial Statements"). The Company Financial State-ments have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied and present fairly the finan cial position and results of operations of the Company as of and for the respective periods then ended.

          (h) Absence of Certain Changes or Events. Since December 31, 1994, except as disclosed in the Company Financial Statements, the Company has not:

               (i) incurred any obligation or liability (fixed or con tingent), except normal trade or business obligations incurred in the ordinary course of business;

               (ii)   discharged or  satisfied any  lien, security   interest or
          encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business;

               (iii) mortgaged, pledged or subjected to any lien, secu rity interest or other encumbrance any of its assets or properties, other than Permitted Exceptions (as hereinafter defined);

               (iv) transferred, leased or otherwise dis posed of any of its assets or properties or acquired any assets or properties, except in the ordinary course of business;

               (v) canceled or compromised any debt or claim, except in the ordinary course of business;

               (vi) waived or released, under any contract, rights of the Company having value to the Company, except in the ordinary course of business;

               (vii) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how, except in the ordinary course of business;

               (viii) except in the ordinary course of business, made or granted any wage or salary increase appli cable to any group or classification of employees generally, paid any bonuses, entered into any employment contract with any officer or employee or made any loan to, or entered into any transaction of any other nature with, any officer or employee of the Company;

               (ix) entered into any transaction, contract or commitment, except this Agreement and the transactions contemplated hereby, and those entered into in the ordinary course of business;

               (x) declared, paid or made any provision for payment of any dividends or other distribution in respect of shares of Company Common Stock, or acquired or made any provision for acquiring any shares of Company Common Stock;

               (xi) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct its business; or

               (xii) suffered any material adverse change in its operations or condition (financial or other) or in its assets, properties or business.

          "Permitted Exceptions" shall mean (i) mechanic's, materialman's, warehouseman's and carrier's liens and purchase money security interests arising in the ordinary course of business; (ii) liens for Taxes (as hereinafter defined) and assessments not yet payable; (iii) liens for Taxes, assessments and charges and other claims, the validity of which the Company is contesting in good faith; and (iv) imperfections of title, liens, security interests, claims and other char ges and encumbrances the existence of which would not have in the aggregate a Material Adverse Effect.

          (i) Title to Properties; Absence of Liens and Encumbrances, etc. The Company has good and marketable title to all of the real, tangible, personal and mixed properties and assets owned by it and used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances (other than Permitted Exceptions), except as re-flected in the Company Financial Statements. The Company's intangible properties and assets (excluding leasehold interests and other than any intangible properties and assets described in Section 2.01(j) and 2.01(n), which sections contain the Principal Stockholders' representations and warranties with respect to such intangible properties and assets) are free and clear of any liens, charges, pledges, security interests or other encumbrances (other than Permitted Exceptions), except as reflected in the Company Financial Statements.

          (j) Software. The Disclosure Schedule contains a list or description by type of all material operating and applications computer programs and data bases ("Software") which the Company uses or has available for use and plans to use, and such Software constitutes all the material Software which is used in connection with or is necessary to operate the business of the Company as currently conducted. Except as indicated in the Disclosure Schedule, such Software is owned outright by the Company. As to any Software which is listed in the Disclosure Schedule and is not owned by the Company, to the knowledge of the Principal Stockholders, the Compa ny has the right to use the same pursuant to valid leases or licenses there for, and, to the knowledge of the Principal Stockholders, all such leases and licenses are in full force and effect and there is no material default, nor any event which with notice or the lapse of time or both, will become a material default under any such lease or license by the Company or any
     other parties thereto.   To the  knowledge of the  Principal Stockholders,
     none of the Software used by or available to the Company as aforesaid, and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of anyone else and the Company has re-ceived no notice of any claim with respect to any such infringement or violation. Upon consummation of the transactions contemplated hereby, (x) the Company will continue to own all of the Software owned outright by the Company prior to the Closing, free and clear of all claims, liens, encumbrances, obligations and liabilities except those existing at Closing and except for such claims, liens, encumbrances, obligations and liabilities of the Company (i) applicable to Software licensed to third parties or (ii) as may be disclosed in the Disclosure Schedule; and (y) with respect to all agreements for the lease or license of Software which require consents or other actions (which consents or other actions are listed in the Disclosure Schedule) as a result of (or prior to) the consummation of the transactions contemplated hereby in order for the Company to continue to use and operate such Software after the Closing Date, the Company will endeavor to obtain such consents or take such other actions as required.

          (k)  List  of Properties, Contracts  and Other Data.   The  Disclosure
     Schedule contains a list setting forth with respect to the Company as of the date hereof the following:

               (i)  all real properties owned in fee simple by the Company;

               (ii) all leases of real or personal property to which the Company is a party, either as lessee or lessor with a brief description of the property to which each such lease relates, except such leases of personal property as require payment during their remaining life aggregating less than $50,000;

               (iii)  (A)   all patents, trademarks and trade  names, trademark
          and trade name registrations, servicemark registrations, copyrights and copyright registrations, unexpired as of the date hereof, all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, all other proprietary rights owned or held by the Company and reasonably necessary to, or used by the Company primarily in connection with, its business and
          (B) all licenses granted by or to the Company and all other agreements to which the Company is a party which relate, in whole or in part, to any items of the categories mentioned in (A) above, other than any such license or other agreement requiring payments during its remaining life aggregating less than $50,000 or terminable by the Company within one year without payment of a premium or penalty and other than licenses of software executed by the Company with its customers in the ordinary course of the Company's business;

               (iv) all collective bargaining agreements, employment and consulting agreements (other than consulting agreements terminable by the Company within 60 days without payment of a premium or a penalty), executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Company; and

               (v)     all  contracts   and  commitments  (including,   without
          limitation, mortgages, indentures and loan agreements) to which the Company is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in (i), (ii),
          (iii) or (iv) above; provided that there need not be listed in the Disclosure Schedule (unless required pursuant to the preceding clauses
          (i), (ii), (iii) or (iv) above) any contract or commitment incurred in the ordinary course of business which requires payments to or by the Company during its remaining life aggregating less than $50,000.

     True and complete copies of all documents and descriptions complete in all material respects of all oral agreements or commitments (if any) referred to in (i) through (v) above (other than insurance plans which have been summarized) have been provided or made available to FIserv or its counsel. The Company has not been notified in writing of any claim that any contract listed in the Disclosure Schedule for this subsection (k) is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, except for any such claim respecting any contracts, the loss of which would not have in the aggregate a Material Adverse Effect. A schedule of the current annual compensation of all em-ployees of the Company (by position or by department) as of a recent date has been submitted to FIserv.

          (l)  Litigation.   There  are no  actions, suits  or proceedings with
     respect to the business of the Company pending against the Company of which the Principal Stockholders are aware at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor, to the knowledge of any Principal Stockholder, has the Company received any notice of any such actions, suits or proceedings with re spect to the business of the Company.

          (m) Labor Controversies. Except as would not reasonably be expected to have in the aggregate a Material Adverse Effect:

               (i) there are no controversies known to any Principal Stockholder between the Company and any employees or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the knowledge of the Principal Stockholders, threatened, related to the Company and, to the knowledge of the Principal Stockholders, there are not and during the last two years prior to the date hereof there have not been any formal or informal organizing efforts by a labor organization and/or a group of Company employees; and

               (ii) the Company has not received notice of any claim that it has not complied with any laws relating to the employ ment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and em ployment safety, or that it is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

          (n) Patent, Trademark, etc. Claims. No person has made or, to the knowledge of the Principal Stockholders, threatened to make any claims that the operation of the business of the Company is in violation or infringement of any patent, patent license, trade name, trademark, servicemark, brandmark, brand name, copyright, know-how or other proprietary or trade rights of any third party; and no Principal Stockholder knows of any non-frivolous basis for any such claims.

          (o) Use of Real Property. The Company has not received any notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the real property owned or occupied by the Company or any notice of default under any lease, contract, commitment, license or permit, relating to the use and opera tion of the owned or leased real property listed in the Disclosure Schedule, in either case which would have in the aggregate a Material Adverse Effect and, to the knowledge of the Principal Stockholders, there is no such violation or default which would have in the aggregate a Material Adverse Effect. The Company has not received any notice that any plant or other building which is owned or covered by a lease set forth in the Dis closure Schedule hereto does not substantially conform with all applicable ordi-nances, codes, regulations and requirements, and the Company has not re-ceived notice that any law or regulation presently in effect or condition precludes or restricts continuation of the present use of such properties by the Company.

          (p)  Accounts Receivable.   The accounts  receivable reflected on the
     balance sheet of the Company as of December 31, 1994 and all accounts receivable arising between December 31, 1994 and the date hereof, arose from bona fide transactions in the ordinary course of business; except as contemplated by the relevant contract, the services involved have been provided to the account obligor and to the knowledge of the Principal Stockholders, no further services are required to be provided in order to complete the sales and to entitle the Company or its assignees to collect the accounts receivable in full. No such account has been assigned or pledged to any other person, firm or corporation.

          (q) Compliance with Law. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which it is a party or, to the knowledge of the Principal Stockholders, to which the Company is subject and which applies to its business, and, to the knowledge of the Principal Stockholders, the Company has not been notified that it is in violation of any laws, ordinances, governmental rules or regulations to which it is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its assets and properties or to the conduct of its business.

          (r)  Employee Benefits.

               (i) The Disclosure Schedule sets forth each "employee benefit plan" as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Company maintains, contributes to or in which any of the Company's employees participates on account of employment by the Company (each a "Plan"). To the knowledge of each Principal Stockholder, each Plan has complied and currently is in compliance, both as to form and operation, in all material respects with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

               (ii)  The Company has  never maintained, adopted or established,
          contributed  or  been   required  to  contribute  to,  or   otherwise
          participated or been required to participate in, (A) a "multiemployer plan" (as defined in Section 3(37) of ERISA) or (B) an employee benefit plan (as defined above) subject to Title IV of ERISA. No amount is due as owing from the Company on account of a "multiemployer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

               (iii)  The Company has not incurred any liability with respect to a Plan including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA thereof other than liability for premiums due to the Pension Benefit Guaranty Corporation ("PBGC")), the Code or other applicable law, which has not been satisfied in full, and no event has occurred, and, to the knowledge of each Principal Stockholder, there exists no condition or set of cir-cumstances which could result in the imposition of any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to the Plan.

               (iv) The Company has no outstanding commitments to provide or to cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retire ment, health or medical benefit or similar benefit to any person (including, without limitation, any former or current employee) that has not been reflected in the Company Financial Statements or is not included in any plan disclosed in the Disclosure Schedule.

          (s)  Insurance.   The Disclosure  Schedule summarizes  the amount  and
     kinds of  insurance as  to  which the  Company  has insurance  policies  or contracts relating the business or operations of the Company. All such insurance policies and contracts are in full force and effect. No notice of cancellation or termination of any such insurance policies or contracts has been given to the Company by the carrier of any such policy.

          (t) Bank Accounts. The Disclosure Schedule lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company specifying the account numbers and the authorized signatories of persons having access to them.

          (u)  Taxes.

               (i) The Company has (A) duly and timely filed all Tax Returns (as defined below) required to be filed for all periods ending on or prior to the Closing Date, which Tax Returns are true, correct and complete in all material respects, and (B) timely paid all Taxes (as defined below) due and payable in respect of all periods up to and including the Closing Date and has properly accrued all Taxes not yet payable in respect of all periods up to and including the Closing Date. Prior to the Closing Date, the Company shall provide FIserv with a schedule with respect to any open Tax years which sets forth each Taxing jurisdiction in which the Company has filed or is required to file income or franchise Tax Returns and whether the Company has filed or will file income or franchise Tax Returns with re spect to each such jurisdiction and a copy of such Tax Returns as have been requested by FIserv. The Company has timely and properly withheld or collected, paid over and reported all Taxes required to be withheld or collected by the Company on or before the date hereof.

               (ii) (A) No Federal Taxing authority has asserted any adjustment, and no State or local Taxing authority has asserted any material adjustment, that could result in an additional Tax for which the Company is or may be liable, (B) there is no pending audit, examination, investigation, dispute, proceeding or claim (collectively, "Proceeding") relating to any Tax for which the Company is or may be liable and, to the knowledge of the Principal Stockholders, no Taxing authority is contemplating such a Proceeding and there is no reasonable basis for any such Proceeding, (C) no statute of limitations with respect to any Tax for which the Company is or may be liable has been waived or extended, except for the federal protective refund claim filed for the taxable year ended
          December 31, 1990, and (D) the Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

               (iii) The Company is not a party to any agreement, contract or arrangement that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of
          Section 162, 280G or 404 of the Code. The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code. The Company does not have any "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of the Company is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal of said leasing provisions.

               (iv) The Company elected to be treated as an S corporation for federal income Tax purposes as of October 1, 1985 and such election is effective for each year thereafter up to and including the Closing Date. The Disclosure Schedule sets forth each other jurisdiction for which the Company has an S election (or similar election) in effect, including the jurisdiction, the date of the election, its effective date, the date of any termination of such election and the cause of such termination and whether the election is still in effect. Prior to the Closing Date, neither the Company nor the Sellers shall take any action or fail to take any action which could result in the termination or revocation of any such election.

               (v) For purposes of this Agreement, "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies,
          deficiencies  or  other  assessments  of  whatever  kind   or  nature
          (including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits,
          license,  withholding,   payroll,   employment,   excise,  estimated,
          severance, stamp, occupation, property, minimum, environmental, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever), including any liability therefor as a transferee under Section 6901 of the Code or any similar provision under applicable law, as a result of Treasury Regulation Section 1.1502-6, in each case, any similar provision under applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing authority (domestic or foreign).

               (vi) As used herein, "Tax Return" includes any return, declara-tion, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or support ing information), filed or required to be filed with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes.

          (v)  Brokers.   All negotiations  relative to this  Agreement and the
     transactions contemplated hereby have been carried out by the Company and the Sellers directly with FIserv, without the intervention of any other person on behalf of the Company or any Seller in such manner as to give rise to any valid claim by any other person against the Company or any Seller for a finder's fee, brokerage commissions or similar payment.

               SECTION 2.02 Representations and Warranties of the Sellers. Each Seller for himself only, represents and warrants to, and agrees with, FIserv as follows, provided, however, that the representations, warranties and agreements contained in subsections (d), (f) and (g) in this Section 2.02 are made solely by the Principal Stockholders:

               (a) Standing. Such Seller is an individual competent to own his properties and assets and to carry on his affairs as they are now being conducted.

               (b)  Authority Relative to Agreement.  Such Seller has the power and authority to execute and deliver this Agreement and, if executed by such Seller, the Registration Rights Agreement substantially in the form of Exhibit A hereto (the "Registration Rights Agreement") and to consummate the transactions contemplated on the part of such Seller hereby and thereby. No other legally required proceedings on the part of such Seller are necessary to authorize the execution and delivery of this Agreement and, if executed by such Seller, the Registration Rights Agreement by such Seller or the consummation by such Seller of the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Registration Rights Agreement, if executed by such Seller, will have been, duly executed and delivered by such Seller and, assuming the due authoriza-tion, execution and delivery of this Agreement and the Registration Rights Agreement by FIserv, are valid and binding agreements of such Seller, en-forceable against such Seller in accordance with their respective terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

               (c) Non-Contravention. The execution and delivery of this Agreement and, if executed by such Seller, the Registration Rights Agreement by such Seller do not and the consummation by such Seller of the transactions contemplated hereby and thereby will not to the knowledge of such Seller (i) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which such Seller is a party or by which any of his assets are bound and do not and will not violate or conflict with any other restriction of any kind or character to which such Seller is subject or by which any of his assets may be bound, and the same does not and will not constitute an event permitting termination of any mortgage, lien, lease, agreement, license or instrument to which such Seller is a party, or (ii) violate any law, ordinance or regulation to which such Seller is subject, except, in each case or cases, for any such violation, acceler ation, creation, imposition, conflict or termination which would not prevent the consummation of the transactions contemplated hereby and thereby.

               (d) Government Approvals. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation by each Seller of the transactions contemplated hereby and thereby, except (i) for filings with the Commission and the Antitrust Agreement under the HSR Act, and the termination of the requisite waiting period thereunder, (ii) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby or (iii) as may be necessary as a result of any facts or circumstances relating solely to FIserv.

               (e) Transfer of Shares. Such Seller is and on the Closing Date will be the lawful owner of the shares of Company Common Stock set forth opposite his name on Annex I hereto, free and clear of all liens, charges, encumbrances and claims whatsoever as may have been created by or relate to such Seller other than such restrictions as generally arise under applicable securities laws and the sale, transfer and delivery of said Shares to FIserv pursuant to the provisions of this Agreement will transfer to FIserv valid title thereto, free and clear of all liens, charges, encumbrances and claims whatsoever as may have been created by or relate to Seller. Such Seller hereby waives the provisions of Article VIII of the Articles of Incorporation of the Company.

               (f) Investment Representation. Such Seller is acquiring the shares of FIserv Common Stock, if any, that he is acquiring hereunder for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Such Seller understands that the shares of FIserv Common Stock that he is acquiring hereunder have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Such Seller acknowledges and agrees that he (i) has made his own inquiry and investigation into the material information relating to a proposed investment in FIserv and (ii) has been furnished with or given access to such information as he requested about FIserv.

               (g) Registration Statement. None of the information supplied by the Company or the Sellers in writing for inclusion in the "shelf" registration statement on Form S-3 (the "Registration Statement") of FIserv under the Securities Act of 1933 (the "Securities Act") with respect to the FIserv Common Stock to be registered on behalf of the Principal Stockholders hereunder or for inclusion in any other filing to be made by FIserv with the Securities and Exchange Commission (the "SEC") in connection herewith will at the time the Registration Statement becomes effective or at the time any amendments or supplements become effective or are filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 2.03 Representations and Warranties of FIserv. FIserv repre-sents and warrants to, and agrees with, the Company and each Seller as follows:

          (a) Organization and Qualification, etc. FIserv is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has corporate power and authority to own its proper-ties and assets and to carry on its business as it is now being conducted. FIserv is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

          (b) Authority Relative to Agreement. FIserv has the corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contem plated on its
     part hereby and  thereby.   The execution and delivery  by FIserv  of this
     Agreement and the Registration Rights Agreement and the consummation by FIserv of the transactions contemplated on its part hereby and thereby have been duly authorized by its Board of Directors. No other corpo rate proceedings on the part of FIserv are necessary to authorize the execu tion and delivery of this Agreement and the Registration Rights Agreement by FIserv or the consummation by FIserv of the transactions contemplated here-
     by and thereby.   This  Agreement has been,  and on  the Closing  Date the
     Registration Rights Agreement will have been, duly executed and delivered by FIserv and, assuming due authorization, execution and deliv ery of this Agreement and the Registration Rights Agreement by the other parties hereto, are its valid and binding agreements, enforceable against FIserv in accordance with their respective terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c) Non-Contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by FIserv do not and the consummation by FIserv of the transactions contemplated hereby and thereby will not
     (i) violate any provision of the Articles of Incorporation or By-Laws of FIserv, or (ii) to the knowledge of FIserv, (a) vio late, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the cre ation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of FIserv pursuant to any provi sion of, any material mortgage, lien, lease, agreement, license, instru ment, order, arbitration award, judgment or decree to which FIserv is a party or by which any of its assets are bound, (b) violate or conflict with any other material restric-tion of any kind or character to which FIserv is subject or by which any of its assets may be bound, or (c) constitute an event permitting termination of any such material mortgage, lien, lease, agreement, license or instrument to which FIserv is a party or (iii) to the knowledge of FIserv, violate in any material respect any law, ordinance or regulation to which FIserv is subject, except, in each case or cases, for any such violation, acceleration, creation, imposition, conflict or termination which would not prevent the consummation of the transactions contemplated hereby by FIserv.

          (d) Government Approvals. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement and the Registration Rights Agreement by FIserv and the consummation by FIserv of the trans actions contemplated hereby and thereby, except (i) for filings with the Commission and the Antitrust Division under the HSR Act, and the termination of the requisite waiting period thereunder, (ii) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby or (iii) as may be necessary as a result of any facts or circumstances relating solely to Sellers.

          (e) SEC Reports. FIserv has provided the Company and each Seller with all required forms, reports and documents which it has been required to file with the SEC since January 1, 1994 (collectively, the "SEC Re-ports"), each of which has complied in all material respects with all applicable requirements of the Secu rities Act and the Securities and Ex-change Act of 1934, as amended (the "Exchange Act"). As of their respec-tive dates, the SEC Reports, including, without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of any SEC Report, any statement or omission therein that has been corrected or otherwise disclosed in a subsequent SEC Report. The audited financial statements and unaudited interim financial statements of FIserv included in its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and 1994 and in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of FIserv and its con-solidated subsidiaries as of the dates thereof and their consolidated results of operations, retained earnings and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of certain footnote disclosures in the case of any unaudited interim financial statements).

          (f) Capitalization of FIserv. The authorized capital stock of FIserv consists of 75,000,000 shares of FIserv Common Stock, of which 39,325,998 shares are validly issued and outstanding, fully paid and nonassessable. Except pursuant to FIserv's employee stock option and restricted stock purchase plans and as set forth in Schedule 2.03(f) hereto, as of the date hereof, FIserv has no commitments to issue or sell any of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from FIserv, any shares of its capital stock and no securities or obligations evidencing such rights are outstanding.

          (g) FIserv Common Stock Issued to Principal Stockholders. The shares of FIserv Common Stock to be issued to the Principal Stockholders as consideration in accordance with Section 1.04 shall, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable shares of FIserv Common Stock.

          (h) Absence of Material Adverse Effect. Since December 31, 1994, FIserv has not suffered any material adverse change in its operations or condition (financial or other) or in its assets, properties or business.

          (i) Registration Statement. Neither the Registration Statement nor any other SEC filing made by FIserv in connection herewith will at the respective times that the Registration Statement, any other SEC filing or any amendments or supplements thereto are filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order the make the statements therein, in light of the circumstances under which they are made, not misleading.

          (j)  Brokers.   All negotiations  relative to this  Agreement and the
     transactions contemplated hereby have been carried out by FIserv directly with the Sellers and the Company, without the intervention of any person on behalf of FIserv in such manner as to give rise to any valid claim by any person against FIserv for a finder's fee, brokerage commission, or similar payment.


                                  ARTICLE III

                         ADDITIONAL COVENANTS AND AGREEMENTS


          SECTION 3.01 Conduct of Business. During the period from the date hereof to the Closing Date, except as otherwise contemplated by this Agreement, the Principal Stockholders shall use their commercially reasonable efforts to cause the Company to, and the Company shall use its commercially reasonable efforts to, conduct its operations according to its ordinary and usual course of business and use its commercially reasonable efforts, subject to the foregoing, to preserve substantially intact its business organization, keep available the services of its officers and employees, and main tain its present relation ships with licensors, suppliers, distributors, customers and others having significant business relationships with it. Representatives of the Company will confer with representatives of FIserv to keep it informed with respect to the general status of the on-going operations of the business of the Company.

          SECTION 3.02 Access to Information by FIserv. FIserv may prior to the Closing Date have access to the business and properties of the Company and information concerning its financial and legal condition as FIserv deems necessary or advisable in connection with the consummation of the transactions contemplated hereby, provided that such access shall not interfere with normal operations of the Company. Sellers and the Company agree to permit FIserv and its authorized representatives, including Deloitte & Touche, to have or cause them to be permitted to have, after the date hereof and until the Closing Date, full access to the premises, books and records of the Company during normal business hours, and the officers of the Company will furnish FIserv with such financial and operating data and other information with respect to the business and properties of the Company as FIserv shall from time to time reasonably request. No investigation by FIserv heretofore or hereafter made shall affect the representations and warranties of Sellers, the Principal Stockholders and the Company, and each such representation and warranty shall survive any such investigation, provided, however, that in the event that as a result of any such investigation the executive officers of FIserv, or such attorneys and accountants as the executive officers of FIserv shall designate to conduct such investigation, shall receive notice of material facts which, based on informa-tion actually known to them, they shall reasonably determine would be, or reasonably might be, required to be disclosed in the Disclosure Schedule and are not so disclosed, FIserv will use reasonable efforts to inform Sellers, the Principal Stockholders and the Company of such material facts and no such material facts shall form the basis for indemnification hereunder, and provided, further, however, that neither FIserv nor any such officers, attorneys or accountants shall have any obligation to make any inquiry in respect of the foregoing.

          SECTION 3.03 Confidentiality. (a) The Principal Stockholders covenant and agree for themselves and their affiliates that, for a period of four years following the Closing, they will hold in confidence all Confidential Information (as hereinafter defined) concerning FIserv received by them from FIserv in connection herewith, and not use themselves or voluntarily disclose to others any such information. If the transactions herein contemplated are not consummated, the Principal Stockholders shall promptly return every document furnished by FIserv in connection herewith and any copies thereof they may have made and destroy any summaries, compilations or similar documents they may have made or derived from such material, and have their representatives promptly return such documents and copies and destroy such summaries, compila tions or similar documents. The Principal Stockholders further cove nant and agree for themselves, and their affiliates that they will keep confiden tial and not use independently from the Company any trade secrets of the Company or FIserv.

          (b) Until the Closing of the transactions contemplated herein, all Confidential Information acquired by FIserv with respect to the Company shall be
(a) maintained in strict confidence, (b) used only for the purpose of and in connection with evaluating the transactions contemplated herein, and (c) disclosed only to employees and duly authorized agents and representatives of FIserv who have been informed of the obligations of FIserv under this Section
3.03 or any other agreement with respect to such Confidential Information, have a need to know the information in connection with consummating the transactions contemplated herein, agree to keep such information confidential and agree to be bound by the terms hereof to the same extent as if they were parties hereto. FIserv shall be responsible for any breach of this Section 3.03(b) by any of its representatives and agrees to take all reasonable measures to restrain its representatives from prohibited or unauthorized disclosure of the Confidential Information.

          (c) For the purpose of this Agreement, the term "Confidential Information" shall mean all information acquired by FIserv from the Company or its representatives pursuant to Section 3.02 hereof or otherwise with respect to its operations or business and all information acquired by the Principal
Stockholders or the Company from FIserv with respect to its operations or business (other than in either case any information which (i) becomes generally available to the public, (ii) was available to the party receiving disclosure on a non-confidential basis prior to its disclosure or (iii) becomes available to the party receiving disclosure on a non-confidential basis from a source other than the disclosing party hereunder that is not prohibited from disclosing such
information  by  a  contractual,  legal  or  fiduciary  obligation).    If  the
transactions contemplated herein are not consummated, all Confidential Information received from the Company in written or printed or other tangible form (whether copies or originals) shall be returned to the Company, and all documents, memoranda, notes and other writings whatsoever prepared by FIserv or its representatives based on the Confidential Information shall be destroyed.

          SECTION 3.04 Non-Assignable Licenses, Leases and Contracts. The Principal Stockholders and the Company shall use their commercially reasonable efforts to obtain and deliver to FIserv at or prior to the Closing such consents or waivers as are required in order that any contract listed on Section 2.01 of the Disclosure Schedule which would be breach ed or violated, or would give any other party the right to cancel the same, as a result of the occurrence of the Closing hereunder, shall not be so breached or violated or result in such right of cancellation. The Principal Stockholders and the Company shall use their commercially reasonable efforts to obtain and deliver to FIserv at or prior to the Closing such consents or waivers as shall be reasonably requested by FIserv for any contracts not required to be listed on Section 2.01 of the Disclo sure Schedule which, as a result of the occurrence of the Closing hereunder, would be breached or violated or would give any other party the right to cancel the same, in order that such contracts shall not be so breached or violated or result in such right of cancellation.

          SECTION 3.05  Non-Competition.   During the  period commencing on  the
Closing Date and ending on the third anniversary of the Closing Date:

          (a) Competition, etc. by the Principal Stockholders. No Principal Stockholder will be engaged in any material respect in the business of development of computer software which is competitive with software offered by the Company to or for use by financial institutions, other than as an employee of or consultant to the Company, FIserv or a subsidiary of FIserv.

          (b) Non-Solicitation, etc. No Principal Stockholder will directly or indirectly actively solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company; provided, however, that nothing in this Section 3.05 shall prohibit the Principal Stockholders or any of their affiliates from employing any person who contacts them on his or her own initiative or in response to a general solicitation of employees through a newspaper advertisement or similar means.

          (c) Limitations Reasonable. The Principal Stockholders agree that the limitations set forth in paragraph (a) (including, without limitation, any time or territorial limitations) are reasonable and properly re quired for the
adequate protection of the  business of the  Company and FIserv.   In the  event
that any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Principal Stockholders agree to the reduc-tion of the territorial or time limitation to the area or period which such court shall have deemed reasonable.

          SECTION 3.06 Tax Election. (a) After the Closing Date, the Sellers shall elect pursuant to Section 338(h)(10) of the Code and any comparable provision of applicable income Tax law to treat the sale of the Shares as a sale of assets by the Company while it is an S corporation for income Tax purposes. FIserv and Sellers shall jointly prepare and timely file any required forms and schedules in order to effectuate such election.

          (b) In such case, FIserv and Sellers shall agree within 60 days after the Closing to an allocation of the purchase price (including liabilities deemed assumed or taken subject to) among the assets of the Company as of the Closing Date pursuant to Section 338 and the regulations thereunder, which allocation shall be reflected on a tax allocation agreement (the "Tax Allocation Agreement"). FIserv and Sellers shall treat the price of the various assets consistently with the Tax Allocation Agreement for all purposes.

          (c) In the event of any dispute, FIserv and Sellers agree to be bound by the conclusions of Coopers & Lybrand L.L.P. as to the allocation of the purchase price among the assets of the Company and to set forth such conclusions in the Tax Allocation Agreement. The expense of Coopers & Lybrand L.L.P. in making such allocations, whether accepted by agreement or binding by reason of dispute, shall be borne by FIserv.

          SECTION 3.07 Registration Statement. Promptly after the date of this Agreement, FIserv shall commence to use its commercially reasonable efforts to carefully prepare and file with the SEC the Registration Statement covering no less than 20% of the shares of FIserv Common Stock to be received by Mr. Dillon hereunder and 25% of the shares of FIserv Common Stock to be received by the other Principal Stockholders hereunder and to cause said Registration Statement to become effective with the SEC and applicable state securities authorities on or about the Closing Date hereunder. A new "shelf" registration statement shall be carefully prepared and filed upon the expiration of the Registration Statement. The Company and the Sellers agree to cooperate with FIserv in a commercially reasonable manner to achieve the foregoing.

          SECTION 3.08 HSR Act Filings. Promptly after the date of this Agreement, FIserv and the Principal Shareholders shall prepare and file with the Commission and the Antitrust Division such Notification and Report Forms as may be required under the HSR Act to consummate the transactions contemplated hereby.

          SECTION 3.09 Exchange Act Filings. Promptly after Closing, Sellers shall make such filings under Sections 13(d) and 16(a) of the Exchange Act as are required thereunder and shall cooperate with FIserv in the preparation of any filings of FIserv required under Section 12 of the Exchange Act in connection with the transactions contemplated hereunder, including preparation of audited and proforma financial statements with respect to the Company and FIserv.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT


          SECTION 4.01 Conditions Precedent to the Obligations of FIserv. The obligations of FIserv under this Agreement are subject to the satisfaction in all material respects or waiver by FIserv prior to or on the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of the Principal Stockholders and the Sellers contained in this Agreement, in the Disclosure Schedule or in any closing certificate or document delivered to FIserv pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time, except for such representations and warranties as are specifically made as of another date and except as modified by transactions permitted or contemplated by this Agreement, and the Principal Stockholders and the Sellers shall each have delivered to FIserv a certificate to that effect, including a schedule (which shall become part of the Disclosure Schedule) of exceptions to the representations and warranties that arose between the date hereof and the Closing Date.

          (b) Compliance with Covenants. Sellers and the Company shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date (except where the failure to so perform or comply would not have a Material Adverse Effect on the Company or prevent Sellers and the Company from consummating the transactions contemplated hereby), and Sellers and the Company shall each have delivered to FIserv a certificate to that effect.

          (c)  All Proceedings to be Satisfactory.   FIserv shall have  received
     certified or other copies of all documents relating to Sellers and the Company incident to the transactions contemplated hereby as FIserv may reasonably request and such documents shall be reasonably satisfactory in form and substance to FIserv.

          (d)  Opinion of Counsel for the Company.   FIserv shall have  received
     the favorable opinion of Kinsey Ridenour Becker & Kistler, dated the Closing Date, substantially in the form and to the effect set forth in Exhibit A hereto.

          (e)  Legal Actions  or Proceedings.   No  legal action or  proceeding
     shall have been instituted after the date hereof against the Company or FIserv, arising by reason of the acquisition of the Company pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Material Adverse Effect on the Company or
     (iii) to have a material adverse effect on the results of operations or financial condition of FIserv and its subsidiaries, taken as a whole, after giving effect to the consummation of the transactions contemplated by this Agreement.

          (f)  Resignations of  Directors.    FIserv  shall  have  received the
     resignations of all the directors of the Company.

          (g) Registration Rights Agreement. Each of the Principal Stockholders shall have executed and delivered to FIserv the Registration Rights Agreement.
          (h) Consents. The Principal Stockholders and the Company shall have obtained and delivered to FIserv the consents to assignment set forth in Exhibit B hereto.

          (i)  HSR Act Waiting Period.   The requisite waiting period under  the
     HSR Act shall have expired.

          (j) Shares Issuable. The number of shares of FIserv Common Stock issuable hereunder shall not exceed 18% of the outstanding capital stock of FIserv prior to Closing.

          (k) Non-Foreign Status. At the Closing, each Seller shall deliver to FIserv a certificate of non-foreign status, in the form required by Section 1445 of the Code and the regulations thereunder, signed under penalties of perjury. Sellers understand that such certificates will be retained by FIserv and will be made available to the Internal Revenue Service upon request.

          (l)  Supporting Documents.   On or prior  to the  Closing Date  FIserv
     shall have received copies of the following supporting documents:

               (i) (1) copies of the Articles of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Nebraska and (2) a certificate of said Secretary dated as of a recent date as to the due incorpora tion and good standing of the Company; and

              (ii) certificates of the Secretary or an Assistant Secretary of the Company, as appropriate, dated the Closing Date and certifying
          (1) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification and at all times since December 31, 1994; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Articles of Incorporation of the Company have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certificate by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

          All such documents shall be satisfactory in form and substance to FIserv and its counsel.

          SECTION 4.02 Conditions Precedent to the Obligations of Sellers. The obligations of Sellers under this Agreement are subject to the satisfaction in all material respects or waiver by Sellers prior to or on the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of FIserv contained in this Agreement or in any closing certificate or document delivered to Sellers or the Company pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date, except for such representations and warranties as are specifically made as of another date and except as modified by transactions permitted or contemplated by this Agreement, and FIserv shall have delivered to Sellers a certificate to that effect.

          (b)  Compliance with  Covenants.    FIserv shall  have  performed and
     complied with all covenants of this Agreement to be performed or complied with by FIserv at the Closing Date (except where the failure to so perform or comply would not have a Material Adverse Effect on FIserv or prevent it from consummating the transactions contemplated hereby), and FIserv shall have delivered to Sellers a certificate to such effect.

          (c) All Proceedings to be Satisfactory. Sellers and their counsel shall have received all such counterpart originals or certified or other copies of all documents relating to FIserv incident to the transactions contemplated hereby as Sellers or said counsel may reasonably request and such documents shall be reason ably satisfactory in form and substance to Sellers and said counsel.

          (d) Opinion of Counsel for FIserv. Sellers and the Company shall have received the favorable opinion of Charles W. Sprague, Executive Vice President and General Counsel of FIserv, dated the Closing Date, substantially in the form and to the effect set forth in Exhibit C hereto.

          (e) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted that is reasonably likely to restrain, prohibit, violate or otherwise affect the consummation of the transactions contemplated hereby.

          (f) Registration Rights Agreement. FIserv shall have executed and delivered to each of the Principal Stockholders the Registration Rights Agreement.

          (g)  HSR Act Waiting Period.   The requisite waiting period under  the
     HSR Act shall have expired.

          (h) Registration Statement. The Registration Statement shall have become effective under the Securities Act and under applicable state law.

          (i) Supporting Documents. On or prior to the Closing Date, Sellers, the Company and their counsel shall have received copies of the following supporting documents:

               (i) (1) copies of the Articles of Incorpora tion of FIserv, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Wisconsin and (2) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of FIserv; and

              (ii) a certificate of the Secretary or an Assistant Secretary of FIserv dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the By-laws of FIserv as in effect on the date of such certification and at all times since December 31, 1992; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of FIserv authorizing the execution, delivery and performance of this Agreement and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Articles of Incorporation of FIserv has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and
          (4) as to the incumbency and specimen signature of each officer of FIserv executing this Agreement and a certification by another officer of FIserv as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

          All such documents shall be satisfactory in form and substance to Sellers and their counsel.


                                   ARTICLE V

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION


          SECTION 5.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations, warranties, covenants and agreements of the parties hereto contained in Section 2.01(u), but solely as it pertains to federal or state taxes calculated and based upon the net income of the Company ("Income Taxes"), and in Sections 2.02 and 2.03 shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of FIserv or Sellers until May 1, 1997. All other representations and warranties and all covenants and agreements, excepting only those which by their express terms apply to post-Closing matters, shall expire at and as of the completion of Closing.

          SECTION 5.02 Indemnification for Income Taxes. (a) The Principal Stockholders shall jointly and severally (reserving as to one another all rights of contribution and indemnity) indemnify FIserv, the Company and their affiliates and hold it harmless on an after-tax basis from and against (i) any and all Income Taxes imposed on or incurred by or relating to the Company (or any predecessor company thereto) in respect of all periods (or any portion thereof) prior to and including the Closing Date (a "Pre-Closing Period"), (ii) the effect, if any, on FIserv, the Company or their affiliates in any period that ends after the Closing Date of an adjustment with respect to Income Taxes made with respect to a Pre-Closing Period as a consequence of any election, filing or other affirmative act or intentional omission of the Sellers or the Company acting at the direction of Sellers, (iii) any increased Income Tax on FIserv, the Company or their affiliates in any period as a result of its inability to make a valid election under Section 338(h)(10) of the Code or similar provision of applicable law that is due to a circumstance caused by the Company or a shareholder of the Company occurring prior to Closing or by the Sellers' failure or refusal to timely file the election required by Section 3.06(a) hereof or to comply with the last sentence of Section 3.06(b) hereof and
(iv) in each case together with all reasonable legal fees and expenses incurred by FIserv, the Company or their affiliates in connection therewith.

          (b) The indemnity provided for in this Section 5.02 (i) shall apply notwithstanding any investigation made by FIserv in connection with the transactions contemplated by this Agreement, (ii) shall be separate and inde-pendent of any other indemnity provision contained herein and (iii) anything in this Agreement to the contrary notwithstanding shall survive until three months after the expiration of the applicable statute of limitations, including extensions or waivers thereof, for any such Income Taxes.

          (c) The Sellers shall promptly forward to FIserv a copy of all written communications from a Taxing authority received by any of them that relates to any Income Tax imposed on, in connection with or with respect to the Company for any Pre-Closing Period. FIserv shall acknowledge, specifically, receipt of such communication. FIserv shall promptly forward to the Sellers a copy of all written communications from a Taxing authority received by it that relates to Income Taxes of the Company for any Pre-Closing Period.
          (d) FIserv agrees not to settle or make any payment of an amount claimed to be due with respect to a proposed adjustment described in subparagraph (c) above with respect to any Pre-Closing Period for at least 15 days after giving such acknowledgement or notice. If, within such 15-day period, FIserv receives a written request from the Sellers that the proposed adjustments be contested, which includes a statement of a reasonable basis in fact and in law for such contest, FIserv shall contest such proposed adjustments in good faith, and agrees to keep the Sellers informed as to its progress, all at the Sellers' expense. The Sellers shall cooperate with FIserv in connection with any such proceeding. If Sellers shall so elect, FIserv shall designate a qualified representative selected by Sellers to pursue such proceedings, including any appeal of an adverse decision, all at Sellers' expense.

          (e) To the extent permitted by applicable law, the parties shall elect to treat the period that includes the Closing Date with respect to any Income Tax as ending at the close of business on the Closing Date and shall take such steps as may be necessary therefor. For purposes of this indemnification, any Income Taxes for a period which includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the balance of the period based on a closing of the books as of the close of the Closing Date, provided, however, that exemptions, allocations and deductions that are required to be calculated on an annual basis and any real property or personal property taxes shall be allocated based on the relative number of days in the Pre-Closing Period and the balance of the period.

          SECTION 5.03   General  Indemnity.   (a)   Subject  to the  terms  and
conditions  of  this  Article V  (other  than  Section   5.06),  the  Principal
Stockholders, jointly and severally (reserving as to one another all rights of contribution and indemnity), hereby agree to indemnify and hold FIserv, the Company and their affiliates harmless on an after-tax basis from and against all damages to and liabilities of FIserv, including without limitation those re-sulting from or relating to demands, claims, actions or causes of action, assessments or other losses, costs and expenses relating thereto, interest and penalties thereon and reasonable attorneys' fees and expenses in re spect thereof, by reason of or resulting from (i) a breach of any representation or warranty of the Sellers or the Principal Stockholders, which survives the Closing, contained in or made pursuant to this Agreement, (ii) any fraudulent misrepresentation by the Sellers, the Principal Stockholders or the Company, as the case maybe, contained in or made pursuant to this Agreement, or (iii) the fraudulent failure of the Sellers, the Principal Stockholders or, on or prior to the Closing Date, the Company, as the case may be, to disclose information material to the determination of FIserv to purchase the Common Stock of the Company, but only if such nondisclosure has a material adverse effect upon FIserv subsequent to the Closing.
          (b) Subject to the terms and conditions of this Article V (other than Section 5.06), FIserv hereby agrees to indemnify, defend and hold the Sellers harmless from and against all damages to and liabilities of the Sellers, in-cluding without limitation those resulting from or relating to demands, claims, actions or causes of action, assessments or other losses, costs and expenses relating thereto, interest and penalties thereon and reasonable attorneys' fees and expenses in respect thereof, by reason of or resulting from (i) a breach of any representation or warranty of FIserv con tained in or made pursuant to this Agreement, (ii) any failure of FIserv duly to perform or observe any term, provision, covenant or agreement to be performed or observed by FIserv pursuant to this Agreement or (iii) the conduct of the business of the Company by FIserv subsequent to the Closing Date.

          (c) The parties hereby acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than a claim for fraud or for specific performance of the terms of this Agreement) shall be pursuant to the indemnifi-cation provisions set forth in this Article V. Notwithstanding the foregoing, the provisions of Section 5.06 shall be the exclusive provisions of this Agreement covering the subject matter thereof.

          (d) The parties shall take all reasonable steps to mitigate all liabilities and damages upon and after becoming aware of any event which could
reasonably be expected  to give rise  to such liabilities and damages.   In  no
event shall any party be liable for consequential damages.

          SECTION 5.04    Third  Party  Claims.   If  any  claim,  assertion or
proceeding by or in respect of a third party is made against an indemnified party or any event in respect of a third party occurs, and if the indemnified party intends to seek indemnity with respect thereto under this Article V (other than Section 5.06) or to apply any damage or liability arising therefrom to the $100,000 amount referred to in Section 5.05, the indemnified party shall promptly notify the indemnifying party of such claim in writing. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided, that, (a) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through coun-sel chosen by the indemnified party; provided that the fees and expenses of such counsel shall be borne by the indemnified party, (b) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any lia-bility resulting from such claim and all related and reasonable expenses (other than the fees and expenses of counsel as aforesaid) incurred by the indemnified party within the limits of this Article V (other than Section 5.06) and subject to the $100,000 amount referred to in Section 5.05, (c) the indemnified party shall not, without the prior written consent of the indemnifying party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim and (d) nothing herein shall require any indemnified party to consent to the entry of any order, injunction or consent decree affecting its ability to
conduct its  business  operations  after the  date  thereof.   So  long  as the
indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity
therefor by the indemnifying party.   If the indemnifying party does not notify
the indemnified party within 30 days after the receipt of the indemnified party's written notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the indemnifying party.

          SECTION 5.05 Limitation on Indemnities. No claim for indemnification will be made by FIserv or the Company or by Sellers under Section 5.03(a)(i) or
(b)(i) hereof with respect to any individual item of liability or damage unless and to the extent that the aggregate of all such claims by FIserv or the Company or by Sellers, as the case may be, shall be in excess of $100,000, and neither FIserv or the Company nor Sellers, as the case may be, shall be required to pay or be liable for the first $100,000 in aggregate amount of such damages and liabilities. Payments by an indemnifying party pursuant to Section 5.03 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment reasonably recoverable by the indemnified party from any third party with respect thereto, and otherwise shall be adjusted to reflect the amount of any tax benefit realized by the indemnitee as a result of any
reduction in  the Purchase  Price.   Notwithstanding anything  to the  contrary
contained in this Agreement, no claim by any party hereto may be asserted, nor may any action be commenced against any party hereto, for breach of any representation, warranty, covenant or agreement unless notice thereof is received in writing describing in reasonable detail the facts or circumstances with respect to the subject matter of such claim on or before the date on which the representation, warran ty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 5.01, irrespective of whether the subject matter of such claim or action shall have occurred before,
on or  after such  date.   Any payment made  by the  Sellers to  FIserv or  the
Company, as the case may be, under Article V shall constitute a reduction of the Purchase Price for all purposes, including federal, state and local tax as well as financial accounting purposes. The provisions of Section 5.04 and this
Section 5.05 shall not apply to claims for indemnification under Section 5.02 or
5.06 hereof.

          SECTION 5.06 Securities Act Indemnification. (a) In connection with the registration of FIserv Common Stock under the Securities Act pursuant to
Section 3.07 hereof, FIserv will indemnify and hold harmless each seller of FIserv Common Stock thereunder and each underwriter of FIserv Common Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such FIserv Common Stock was registered under the Securities Act pursuant to Section 3.07, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that FIserv will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller (pursuant to Section 2.02(g) or otherwise), such underwriter or such controlling person in writing specifically for use in such Registration Statement or prospectus.

          (b) In connection with the registration of FIserv Common Stock under the Securities Act pursuant to Section 3.07 hereof, each seller of FIserv Common Stock thereunder, severally and not jointly, will indemnify and hold harmless FIserv and each person, if any, who controls FIserv within the meaning of the Securities Act, each officer of FIserv who signs the Registration Statement, each director of FIserv, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which FIserv or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such FIserv Common Stock was registered under the Securities Act pursuant to Section 3.07, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse FIserv and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to FIserv by such seller (pursuant to Section 2.02(g) or otherwise) specifically for use in such Registration Statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such Registration Statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of FIserv Common Stock covered by such Registration Statement.

          (c) Promptly after receipt by an indemnified party under this  Section
5.06 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 5.06. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e) If the indemnification provided for in the first two paragraphs of this Section 5.06 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party con-tribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of FIserv, on the one hand, and the underwriters and the sellers of such FIserv Common Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations, including the failure to give any notice under the third
paragraph of  this Section 5.06.   The relative  fault shall  be determined  by
reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by FIserv, on the one hand, or the underwriters and the sellers of such FIserv Common Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. FIserv and each seller of FIserv Common Stock, severally and not jointly, agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such FIserv Common Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller hereunder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such seller under such Registration Statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of FIserv Common Stock covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (f) The indemnification of underwriters provided for in this Sec-tion 5.06 shall be on such other terms and conditions as are at the time
customary and  reasonably required  by such  underwriters.   In that  event the
indemnification of the sellers of FIserv Common Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.


                                   ARTICLE VI

                               FURTHER ASSURANCES


          SECTION 6.01  Further Assurances.   At any time and from time to time
on and after the Closing Date (i) at the request of FIserv, Sellers shall deliver to FIserv any records, documents and data possessed by Sellers and not previously delivered to FIserv to which FIserv in enti tled and execute and deliver or cause to be executed and delivered all such deeds, assign ments, consents, documents and further instruments of transfer and conveyance, and take or cause to be taken all such other actions, as FIserv may reasonably deem necessary or desirable in order to fully and effectively vest in FIserv, or to confirm its title to and possession of, the Shares or to assist FIserv in exercising rights with respect thereto which FIserv is entitled to exercise pursuant to the terms of this Agreement; and (ii) FIserv shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as Sellers may reasonably deem necessary or desirable to carry out the terms and provisions of this Agreement.

          SECTION 6.02   Books and Records.   (a)  FIserv agrees that  it shall
preserve and keep all books and records relating to the Company in FIserv's possession until six months following the expiration of the statute of limitations (including extensions thereof) applicable to the Tax Returns filed by or with respect to the Company for taxable periods ending prior to or on the Closing Date to which such books or records are relevant. After such time, before FIserv shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by FIserv to the Principal Stockholders, and the Principal Stockholders shall be given an opportunity, at their sole cost and expense, to remove all or any part of such books and records as the Principal Stockholders may select, and the Principal
Stockholders may  retain copies  thereof.   Duly authorized  representatives of
Sellers shall, upon reasonable notice, have access to such books and records during normal business hours to examine, in spect and copy such books and re-cords.

          (b) In any instance in which either a Seller, the Company or FIserv, as the case may be, is required to prepare or file (or cause to be filed) Tax Returns which cover a period that includes the Closing Date or to respond to an audit by the Internal Revenue Service or other governmental agency with re spect to a period prior to the Closing Date, each Seller, the Company or FIserv, as the case may be, will furnish all infor mation and records reasonably available to it and reasonably requested of him, her or it and necessary or appropriate for use in preparing such returns or responding to such audit.

          SECTION 6.03 Preparation of Income Tax Returns and Payment of Taxes. Sellers shall be responsible for the preparation, signing and filing of all Income Tax Returns of the Company for all taxable periods ending on or prior to the Closing Date (including the short taxable period ending on the Closing
Date). Sellers shall be responsible for the payment of all Income Taxes related to any Pre-Closing Period unless and to the extent it is accrued, provided for or accounted for on the Closing Date. Sellers shall furnish FIserv with a copy of the Income Tax Return proposed to be filed with respect to any Pre-Closing Period with sufficient time for FIserv to review such Income Tax Return prior to its due date. FIserv and its affiliates shall provide such cooperation as may reasonably be requested in the filing of such Income Tax Returns. FIserv and/or the Company shall be responsible for the preparation of all other Tax Returns of the Company due after the Closing Date and the payment of all amounts due on such Tax Returns.


                                  ARTICLE VII

                                 MISCELLANEOUS


          SECTION 7.01  Termination.   This Agreement may  be terminated at  any
time prior to the Closing:

               (a)  by the mutual written consent of Sellers and FIserv;

               (b) by Sellers, if the Closing shall not have occurred by the 90th calendar day after the date hereof through no fault of Sellers; or

               (c) by either Sellers or FIserv, if the Closing shall not have occurred prior to the first anniversary of this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

               SECTION 7.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except that (i) Sections 3.03, 7.03, 7.08, 7.09, 7.10 and
     7.14 hereof shall survive such termination and (ii) nothing herein shall relieve any party from liability for any willful breach of any other provision hereof.

               SECTION 7.03 Expenses, Etc. Whether or not the transactions contemplated by this Agreement are consummated, none of the parties hereto shall have any obligation to pay any of the fees and expenses of the other parties incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other experts. Each of Sellers, the Company and FIserv will indemnify the other parties, and hold them harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party. Sellers shall pay and be responsible for any stock transfer Taxes arising from the sale of the Shares hereunder.

               SECTION 7.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               SECTION 7.05 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered or mailed by registered or certified mail postage prepaid, or sent by telex, telecopier, facsimile transmission or telegraph as follows:

          If to the Company, to:

               Information Technology, Inc.
               1345 Old Cheney Road
               Lincoln, NE 68512
               FAX (402) 421-4236

               Attention: Chairman of the Board

          With a copy to:

               Brian K. Ridenour
               Kinsey Ridenour Becker & Kistler
               206 South 13th Street, Suite 1301
               Lincoln, NE  68508

                    or

               P. O. Box 22512
               Lincoln, NE  68542
               FAX (402) 438-1654


          If to any Seller, at such Seller's address as set forth on Annex I hereto, with a copy to:

               Brian K. Ridenour
               Kinsey Ridenour Becker & Kistler
               206 South 13th Street, Suite 1301
               Lincoln, NE  68508

                    or

               P. O. Box 22512
               Lincoln, NE  68542
               FAX (402) 438-1654


          If to FIserv, to:

               FIserv, Inc.
               255 FIserv Drive
               Brookfield, WI 53045

                    or

               P.O. Box 979
               Brookfield, WI  53008-0979
               FAX (414) 879-5245

               Attention:  Kenneth R. Jensen

          with a copy to:

               Charles W. Sprague
               FIserv, Inc.
               255 FIserv Drive
               Brookfield, WI 53045

                    or

               P.O. Box 979
               Brookfield, WI 53008-0979
               FAX (414) 879-5532


or such other address or addresses as any party shall have designated by notice in writing to the other parties. Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which directed or, if sent by registered or certified mail postage prepaid or by telex, telecopier, facsimile transmission or telegraph and properly addressed as set forth above, at the time when received by the addressee.

          SECTION 7.06 Waivers. Any party hereto (as to itself, but not as to other parties without their consent) may, by written notice to the other parties hereto, (i) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of another party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of another party contained in this Agreement; or (iv) waive performance of any of the obligations of another party under this Agreement. Except as otherwise provided in the pre-ceding sentence or Section 3.02 hereof, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed a waiver of any subsequent breach.

          SECTION 7.07 Amendments, Supplements, etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of the Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties.

          SECTION 7.08 Entire Agreement. This Agreement, its Exhibits and Schedules and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement or such other documents, and no party hereto shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

          SECTION 7.09 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

          SECTION 7.10 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective succes-sors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 7.11 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except that FIserv may assign its rights and delegate its obligations hereunder to a wholly-owned subsidiary of FIserv, provided FIserv remains obligated as the guarantor of such subsidiary's performance and, provided further, the stock deliverable to the Principal Stockholders as part of the Purchase Price remains the fully registered Common Stock of FIserv.

          SECTION 7.12  Disclosure Schedule.   Disclosure of information in  any
portion of the Disclosure Schedule hereto shall be deemed disclosure in all other portions of the Disclosure Schedule.

          SECTION 7.13 Public Announcements. FIserv, Sellers and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of the other, unless counsel has advised such party that such release or other public statement must be issued immediately and the issuing party has not been able, despite its good faith efforts, to secure the prior approval of the other party.

          SECTION 7.14 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         FISERV, INC.


                         By  KENNETH R. JENSEN
                             -----------------------
                             Senior Executive Vice President


                         SELLERS


                          DONALD F. DILLON
                          ----------------------
                          Donald F. Dillon

                          DALE M. JENSEN
                          ----------------------
                          Dale M. Jensen

                          PATRICK J. DERRIGAN
                          ---------------------
                          Patrick J. Kerrigan

                          DAVID B. POLICKY
                          ---------------------
                          David B. Policky

                          D. B. VARNER
                          ---------------------
                          D. B. Varner

                         INFORMATION TECHNOLOGY, INC.


                         By  DONALD F. DILLON
                             --------------------
                             Chairman of the Board

                                                                         ANNEX I

                         Names and Addresses of Sellers


Name and Address                        No. of Shares Owned

Donald F. Dillon*                            11,399 shares
6600 South 56th Street
Lincoln, NE 68516

Dale M. Jensen*                               7,599 shares
2417 Ridge Road
Lincoln, NE 68512

Patrick J. Kerrigan*                          1,000 shares
7900 South 14th Street
Lincoln, NE 68512

David B. Policky                                  1 share
6200 Frontier Road
Lincoln, NE 68516

D.B. Varner                                       1 share
3901 South 27th Street, #19
Lincoln, NE 68502

* Principal Stockholders

                                                                       EXHIBIT A


                         REGISTRATION RIGHTS AGREEMENT


                                                                          , 1995



To the several persons named
on Annex A hereto


Dear Sirs:

          This will confirm that in connection with the acquisition of all the outstanding capital stock of Information Technology, Inc., a Nebraska corporation (the "Company"), by FIserv, Inc., a Wisconsin corporation ("FIserv"), pursuant to the Stock Purchase Agreement dated as of April 6, 1995 (the "Stock Purchase Agreement") among FIserv, The Stockholders Named in Annex I Thereof (the "Stockholders") and the Company which provides for the issuance as purchase consideration of an aggregate number of whole shares of Common Stock, $.01 par value, of FIserv as is determined under the provisions thereof (referred to herein as the "Restricted Stock" (as such term is defined herein)), and as an inducement to you to enter into the Stock Purchase Agreement and to consummate the transactions contemplated thereby, FIserv hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock, as follows:

          1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the shares of common stock, $.01 par value, of FIserv, as constituted as of the date of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Registration Expenses" shall mean the expenses so described in
     Section 7 hereof.

          "Restricted Stock" shall mean any shares of capital stock of the Company owned by any of the Shareholders and any subsequent holders, the certificates for which are required to bear the legend set forth in Section
     2 hereof (which shares consist on the date hereof of the        shares of
     Common Stock issued to the Shareholders on the date hereof).

          "Securities Act" shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 7 hereof.

          2. Restrictive Legend. Each certificate representing the Common Stock issued to the Stockholders and each certificate issued upon exchange or transfer of any such Common Stock, until such legend is removed or such shares are sold in accordance with the other provisions hereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM
          REGISTRATION IS AVAILABLE."

          3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock (other than pursuant to the Registration Statement on Form S-3 filed by FIserv pursuant to Section 3.07 of the Stock Purchase Agreement or under the circumstances described in Section 4 or 5 hereof), the holder thereof shall give written notice to FIserv of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by FIserv, shall be accompanied by an opinion of counsel reasonably satisfactory to FIserv to the effect that the proposed transfer of the Restricted Stock may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of its notice. Each certificate of Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such securities in a public sale without registration under the Securities Act.

          The foregoing restrictions on transferability of Restricted Stock shall terminate as to any particular shares of Restricted Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock is able to reasonably demonstrate to FIserv (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock shall be entitled to receive from FIserv, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

          4.   Required Registration.

          (a) At any time prior to the fourth anniversary hereof the holders of Restricted Stock may request FIserv to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice.

          (b) Promptly following receipt of any notice under this Section 4, FIserv shall immediately notify any holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register (or amend an existing registration statement to provide for registration) under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in any notices received from other holders within 20 days after their receipt of such notice from FIserv). If such method of disposition shall be an underwritten public offering, FIserv may designate the managing underwriter of such offering. Notwithstanding anything to the contrary contained herein, the obligation of FIserv under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective. If such method of disposition is a firm commitment underwritten public offering, the obligation of FIserv under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in a firm commitment underwritten public offering, shall have become effective and all such shares shall have been sold pursuant thereto.

          (c) FIserv and any other party having registration rights with respect to FIserv Common Stock (or securities convertible into or exchangeable for FIserv Common Stock) shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by FIserv for its own account or for the account of such other parties, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. It is expressly understood that, notwithstanding the provisions of this Section 4, FIserv shall be permitted to effect another registration of its Common Stock, whether for its own account or that of other holders, during the period from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

          5. Incidental Registration. If FIserv at any time prior to the fourth anniversary hereof (other than pursuant to Section 4 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such holder, given within 10 days after receipt of any such notice by FIserv, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), FIserv will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by FIserv, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 5 to register Restricted Stock shall be deemed to be such holder's agreement to sell such shares exclusively in such offering on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. The number of shares of Restricted Stock to be included in such an underwriting may be reduced pro rata among the requesting holders of Restricted Stock based upon the number of shares so requested to be registered if and to the extent that the managing underwriter shall reasonably and in good faith determine that such inclusion would adversely affect the marketing of the securities to be sold by FIserv therein.

          Notwithstanding anything to the contrary contained in this Section 5, in the event that there is a firm commitment underwritten public offering of securities of FIserv pursuant to a registration covering Restricted Stock and a holder of Restricted Stock does not elect to sell his Restricted Stock to the underwriters of FIserv's securities in connection with such offering, such holder shall refrain from selling such Restricted Stock during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock commencing on the 90th day after the effective date of such registration statement.

          6. Registration Procedures and Expenses. If and whenever FIserv is required by the provisions of Section 4 or 5 hereof to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act, FIserv will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-3 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and sup-plements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the dis-position of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

          (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) use its best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
     (i) an opinion dated such date of counsel representing FIserv for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or con-templated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by FIserv, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of FIserv included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

          (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of FIserv, and cause FIserv's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or nine months after the effective date thereof.

          In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to FIserv in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 4 and 5 hereof covering an underwritten public offering, FIserv agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of FIserv's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to FIserv which is inconsistent with the provisions hereof and provided, further, however, that the time and place of the closing under said agreement shall be as mutually agreed upon among FIserv, such managing underwriter and the selling holders of Restricted Stock.

          7. Expenses. All expenses incurred by FIserv in complying with Sections 4 and 5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for FIserv, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and reasonable fees and expenses of counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses".

          FIserv will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4 or 5 hereof. All Selling Expenses in connection with any registration statement filed pursuant to
Section 4 or 5 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, provided, however, that if the sale of Restricted Stock hereunder shall be effected in a firm commitment underwritten public offering, then FIserv and such sellers shall share equally any Selling Expenses incurred in connection with such firm commitment underwritten public offering, and provided, further, however, that if the sale of Restricted Stock hereunder shall be effected in a firm commitment underwritten public offering that shall occur because the sellers of Restricted Stock were unable to dispose of their Restricted Stock pursuant to any registration statement of FIserv effected pursuant to Section 3.07 of the Stock Purchase Agreement, as that registration statement may be amended from time to time, or in another equivalent manner, then FIserv shall pay all Selling Expenses incurred by such sellers. In addition, except as contemplated herein FIserv shall pay any additional out-of-pocket expenses incurred by any sellers of Restricted Stock that may result because such sellers did not receive fully registered shares of Common Stock from FIserv pursuant to the Stock Purchase Agreement.

          8. Indemnification. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4 or 5 hereof, FIserv will indemnify and hold harmless each seller of such Restricted Stock thereunder and each underwriter of Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that FIserv will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

          In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4 or 5 hereof, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless FIserv and each person, if any, who controls FIserv within the meaning of the Securities Act, each officer of FIserv who signs the registration statement, each director of FIserv, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which FIserv or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse FIserv and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to FIserv by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in the first two paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party con-tribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of FIserv, on the one hand, and the underwriters and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 8. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by FIserv, on the one hand, or the underwriters and the sellers of such Restricted Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. FIserv and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller hereunder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller for the sale of Restricted Stock covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          The indemnification of underwriters provided for in this Section 8 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Restricted Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

          9. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

          10.  Rule 144 Reporting.  FIserv agrees with you as follows:

          (a) FIserv shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

          (b) FIserv shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act.

          (c) FIserv shall furnish to such holder of Restricted Stock forthwith upon request (i) a written statement by FIserv as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of FIserv, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

          11.  Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock for so long as the certificates representing the Restricted Stock shall be required to bear the legend specified in Sec-tion 2 hereof.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

          if to FIserv, to it at: P.O. Box 979, Brookfield, WI 53008-0979,
     Attention: Kenneth R. Jensen;

          if to any holder of Restricted Stock, at their addresses as set forth in Annex I hereto; and

          if to any subsequent holder of Restricted Stock to it at such address as may have been furnished to FIserv in writing by such holder;

     or, in any case, at such other address or addresses as shall have been furnished in writing to FIserv (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of FIserv).

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

          (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amen-ded except in writing.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between FIserv and you.

                              Very truly yours,

                              FISERV, INC.



                              By _____________________
                                 Title:
AGREED TO AND ACCEPTED
as of the date first
above written.





   Donald F. Dillon




   Dale M. Jensen




   Patrick F. Kerrigan
                                    ANNEX I

                      NAMES AND ADDRESSES OF STOCKHOLDERS

Donald F. Dillon
6600 South 56th Street
Lincoln, NE 68516

Dale M. Jensen
2417 Ridge Road
Lincoln, NE 68512

Patrick J. Kerrigan
7900 South 14th Street
Lincoln, NE 68512

                                                                       EXHIBIT B

                FORM OF OPINION FOR THE COMPANY AND STOCKHOLDERS




         , 1995



FIserv, Inc.
255 FIserv Drive
Brookfield, WI 53045


Dear Sirs:

          We have acted as counsel to Information Technology, Inc., a Nebraska corporation (the "Company"), and the stockholders of the Company (the "Sellers") in connection with the Stock Purchase Agreement dated as of April 6, 1995 (the "Agreement") among FIserv, Inc., a Wisconsin corporation ("FIserv"), the Sellers and the Company. All capitalized terms used herein and not defined herein have the meanings assigned to them in the Agreement.

          In that connection, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. In rendering this opinion, we have assumed the authenticity of all documents submitted as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted as copies. As to questions of fact material to this opinion, we have relied upon representations of officers of the Company and the Sellers and of public officials (including without limitation those certificates delivered to parties at the Closing Date).

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, has corporate power and authority to own all of its properties and assets and to carry on its busi-ness as it is now being conducted, and is duly qualified to do business and is in good standing in each other jurisdiction as set forth in the Disclosure Schedule.

          2. The authorized capital stock of the Company consists of 20,000 shares of Company Common Stock of which as of the date hereof 20,000 shares of Company Common Stock are validly issued and outstanding, fully paid and nonas-sessable, all of which are held of record by the Sellers and no shares of Company Common Stock are in the treasury of the Company. As of the date hereof, to our knowledge, the Company has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company, any shares of its capital stock and no securities or obligations evidencing any such rights are outstanding. The Company has effectively waived the provisions of Article VIII of the Articles of Incorporation of the Company.

          3. The Company has the corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated on the part of the Company thereby. The execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by its Board of Directors. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated thereby. The Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Agreement by FIserv, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          4. The execution and delivery of the Agreement by the Company do not and the consummation by the Company of the transactions contemplated thereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of the Company, or (ii) to our knowledge, (a) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of the Company pursuant to any provision of, any material mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which the Company is a party or by which any of its assets is bound, (b) violate or conflict with any other material restriction of any kind or character to which the Company is subject or by which any of its assets may be bound, or (c) constitute an event permitting termination of any such material mortgage, lien, lease, agreement, license or instrument to which the Company is a party or (iii) to our knowledge, violate any law, ordinance or regulation to which the Company is subject.

          5. Except for filings and satisfaction of the waiting period requirements under the HSR Act that have been made and satisfied, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for the execution and delivery of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby.

          6. To our knowledge, there are no actions, suits or proceedings with respect to the business of the Company pending against the Company at law or in equity, or before or by any federal, state, municipal, foreign or other gov-ernmental department, commission, board, bureau, agency or instrumentality, nor, to our knowledge, has the Company received any notice of any such actions, suits or proceedings with respect to the business of the Company.

          7. To our knowledge, each Seller is an individual competent to own his properties and assets and to carry on his affairs as they are now being conducted.

          8. To our knowledge, each Seller has the power and authority to execute and deliver the Agreement and the Registration Rights Agreement and to consummate the transactions contemplated on the part of each Seller thereby. No other legally required proceedings on the part of each Seller are necessary to authorize the execution and delivery of the Agreement and the Registration Rights Agreement by each Seller party thereto or the consummation by each Seller of the transactions contemplated thereby. The Agreement and the Registration Rights Agreement have been duly executed and delivered by each Seller, if a party thereto, and, assuming the due authorization, execution and delivery of the Agreement and the Registration Rights Agreement by FIserv, are valid and binding agreements of each Seller, enforceable against such Seller in accordance with their respective terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).
          9. To our knowledge, the execution and delivery of the Agreement and the Registration Rights Agreement by each Seller party thereto do not and the consummation by each Seller party thereto of the transactions contemplated thereby will not (i) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the accelera-tion of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, lien, lease, agree-ment, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which such Seller is a party or by which any of his assets are bound and do not and will not violate or conflict with any other restriction of any kind or character to which such Seller is subject or by which any of his assets may be bound, and the same does not and will not constitute an event permitting termination of any mortgage, lien, lease, agreement, license or instrument to which such Seller is a party, or (ii) violate any law, ordinance or regulation to which such Seller is subject, except, in each case or cases, for any such violation, acceleration, creation, imposition, conflict or termi-nation which would not prevent the consummation of the transactions contemplated thereby.

          10. Except for filings and satisfaction of the waiting period requirements under the HSR Act that have been made and satisfied, no consent, authorization, order or approval of, or filing or registration with, any govern-mental commission, board or other regulatory body is required for or in connec-tion with the execution and delivery of the Agreement and the Registration Rights Agreement and the consummation by each Seller of the transactions contem-plated thereby.

          11. Each Seller is the lawful owner of the shares of Company Common Stock set forth opposite his name on Annex I to the Agreement, free and clear of all liens, charges, encumbrances and claims whatsoever as may have been created by or relate to such Seller other than such restrictions as generally arise under applicable securities laws, and, assuming that FIserv is a bona fide purchaser, the sale, transfer and delivery of said Shares to FIserv pursuant to the provisions of the Agreement will transfer to FIserv valid title thereto, free and clear of all liens, charges, encumbrances and claims whatsoever as may have been created by or relate to Seller. Each Seller has effectively waived the provisions of Article VIII of the Articles of Incorporation of the Company.

          This opinion is for your use solely in connection with the consummation of the transactions contemplated by the Agreement and may not be used for any other purpose or by any other person without our prior written consent, and is limited to the Federal laws of the United States of America and the laws of the State of Nebraska. For purposes of that portion of paragraph 3 of this opinion that relates to the enforceability of the Registration Rights Agreement, I have assumed that the laws of the State of Wisconsin are the same as those of the State of Nebraska.

                              Very truly yours,

                              Kinsey Ridenour Becker & Kistler

EXHIBIT C

Consents Required as Condition to Closing

NONE.

                                                             EXHIBIT D


                      FORM OF OPINION FOR FISERV




           , 1995



The Stockholders Named in Annex I to
the Stock Purchase Agreement dated as of April 6, 1995 among FIserv, Inc.,
The Stockholders Named in Annex I Thereto and
Information Technology, Inc.
1345 Old Cheney Road
Lincoln, NE 68512


Dear Sirs:

          I have acted as counsel to FIserv, Inc., a Wisconsin corporation ("FIserv"), in connection with a Stock Purchase Agreement dated as of April 6, 1995 (the "Agreement") among FIserv, The
Stockholders Named in Annex I Thereto (the "Sellers") and Information Technology, Inc., a Nebraska corporation (the "Company"). All capitalized terms used herein and not defined herein have the meanings assigned to them in the Agreement.

          In that connection, I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion. In rendering this opinion, I have assumed the authenticity of all documents submitted as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted as copies. As to questions of fact material to this opinion, I have relied upon representations of officers of FIserv and of public officials (including without limitation those certificates delivered to parties at the Closing Date).

          Based upon the foregoing, I am of the opinion that:

          1. FIserv is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

          2. FIserv has the corporate power and authority to execute and deliver the Agreement and the Registration Rights Agreement and to consummate the transactions contemplated on its part thereby. The execution and delivery by FIserv of the Agreement and the Registration Rights Agreement and the consummation by FIserv of the transactions contemplated on its part thereby have been duly authorized by the Board of Directors. No other corporate proceedings on the part of FIserv are necessary to authorize the execution and delivery of the Agreement and the Registration Rights Agreement by FIserv or the consummation by FIserv of the transactions contemplated thereby. The Agreement and the Registration Rights Agreement have been duly executed and delivered by FIserv and, assuming the due authorization, execution and delivery of the Agreement and the Registration Rights Agreement by the other parties thereto, are its valid and binding agreements, enforceable against FIserv in accordance with their respective terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and
(ii) general principles of equity, including, without limitation, con-cepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          3. The execution and delivery of the Agreement and the Registration Rights Agreement by FIserv do not, and the consummation by FIserv of the transactions contemplated thereby will not, (i) vio-late any provision of the Articles of Incorporation or By-Laws of FIserv, or (ii), to my knowledge, (a) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encum-brance upon any of the property of FIserv pursuant to any provision of, any material mortgage, lien, lease, agreement, license, instru-ment, order, arbitration award, judgment or decree to which FIserv is a party or by which any of its assets are bound, (b) violate or conflict with any other material restriction of any kind or character to which FIserv is subject or by which any of its assets may be bound, or (c) constitute an event permitting termination of any such material mortgage, lien, lease, agreement, license or instrument to which FIserv is a party or (iii), to my knowledge, violate in any material respect any law, ordinance or regulation to which FIserv is subject, except, in each case or cases, for any such violation, acceleration, creation, imposition, conflict or termination which would not prevent the consummation of the transactions contemplated hereby by FIserv.

          4. Except for filings and satisfaction of the waiting period requirements under the HSR Act that have been made and satisfied, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement and the Registration Rights Agreement by FIserv and the consummation by FIserv of the transactions contem-plated thereby.

          5. The authorized capital stock of FIserv consists of 75,000,000 shares of FIserv Common Stock, of which [39,325,998] shares are validly issued and outstanding, fully paid and nonassessable. Except pursuant to FIserv's employee stock option and restricted stock purchase plans and except as set forth in Schedule 2.03(f) to the Agreement, as of the date hereof, FIserv has no commitments to issue or sell any of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from FIserv, any shares of its capital stock and no securities or obligations evidencing such rights are outstanding.

          6. The shares of FIserv Common Stock to be issued to the Principal Stockholders as consideration in accordance with Section
1.04 of the Agreement are validly issued and outstanding, fully paid and nonassessable shares of FIserv Common Stock.

          This opinion is limited to the Federal laws of the United States of America and the laws of the State of Wisconsin. For purposes of that portion of paragraph 2 of this opinion that relates to the enforceability of the Agreement, I have assumed that the laws of the State of Nebraska are the same as those of the State of Wisconsin.

Very truly yours,



Charles W. Sprague
Executive Vice President,
General Counsel and Secretary